Exhibit 99.2
FMC CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
On February 28, 2014, FMC Corporation (“FMC”) completed the previously disclosed sale of its FMC Peroxygens business for approximately $200 million in cash to One Equity Partners, the private investment arm of J.P. Morgan Chase & Co.
The unaudited pro forma consolidated financial information of FMC presented below was derived from our historical consolidated financial statements and is presented to give effect to the disposition of FMC Peroxygens. The unaudited pro forma consolidated balance sheet assumes the disposition of FMC Peroxygens occurred on December 31, 2013. Unaudited pro forma consolidated income statements for the three most recently completed fiscal years are not presented as FMC Peroxygens has been reflected as discontinued operations in our historical information.
The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable. The unaudited pro forma consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what FMC’s financial position would have been had the disposition occurred on the date indicated and is not necessarily indicative of FMC’s future financial position.
The unaudited pro forma financial information should be read in conjunction with the historical financial statements and accompanying notes of FMC included in our 2013 Annual Report filed on Form 10-K.

FMC Corporation
Consolidated Balance Sheet (unaudited)

	December 31, 2013
(in Millions, Except Share and Par Value Data)	As Reported	Disposition of FMC Peroxygens (a)	Pro Forma Adjustments (b)		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$123.2				$123.2
Trade receivables, net of allowance of $30.2	1,484.3				1,484.3
Inventories	688.4				688.4
Prepaid and other current assets	236.8				236.8
Deferred income taxes	214.0		(13.4)		200.6
Current assets of discontinued operations held for sale	198.3	(198.3)			—
Total current assets	$2,945.0	(198.3)	(13.4)		$2,733.3
Investments	26.8				26.8
Property, plant and equipment, net	1,248.3				1,248.3
Goodwill	389.4				389.4
Other intangibles, net	272.3				272.3
Other assets	262.0				262.0
Deferred income taxes	91.4				91.4
Total assets	$5,235.2	(198.3)	(13.4)		$5,023.5
LIABILITIES AND EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$697.8		(200.0)	[1]	$497.8
Accounts payable, trade and other	475.2		2.9		478.1
Advance payments from customers	178.9				178.9
Accrued and other liabilities	307.0				307.0
Accrued customer rebates	203.7				203.7
Guarantees of vendor financing	27.9				27.9
Accrued pension and other postretirement benefits, current	12.7				12.7
Income taxes	35.3		(13.4)		21.9
Current liabilities of discontinued operations held for sale	48.2	(48.2)			—
Total current liabilities	$1,986.7	(48.2)	(210.5)		$1,728.0
Long-term debt, less current portion	1,154.1				1,154.1
Accrued pension and other postretirement benefits, long-term	57.8				57.8
Environmental liabilities, continuing and discontinued	175.2				175.2
Deferred income taxes	73.1				73.1
Other long-term liabilities	216.2				216.2
Commitments and contingent liabilities
Equity
Preferred stock, no par value, authorized 5,000,000 shares; no shares issued	—				—
Common stock, $0.10 par value, authorized 260,000,000 shares; 185,983,792 issued shares	18.6				18.6
Capital in excess of par value of common stock	448.3				448.3
Retained earnings	2,757.3				2,757.3
Accumulated other comprehensive income (loss)	(201.9)		47.0	[2]	(154.9)
Treasury stock, common, at cost: 53,098,103 shares	(1,502.5)				(1,502.5)
Total FMC stockholders' equity	$1,519.8	—	47.0		$1,566.8
Noncontrolling interests	52.3				52.3
Total equity	$1,572.1	—	47.0		$1,619.1
Total liabilities and equity	$5,235.2	(48.2)	(163.5)		$5,023.5

Notes to the Unaudited Pro Forma Consolidated Balance Sheet:
(a) - Represents the assets and liabilities related to the FMC Peroxygens business that were classified as held for sale as reported by FMC in our 2013 Annual Report filed on Form 10-K.
(b) - Represents pro forma adjustments which include the following:
(1) - Receipt of cash proceeds from the sale of FMC Peroxygens, utilized to reduce outstanding commercial paper borrowings.
(2) - Reclassification of accumulated foreign currency translation adjustments ("CTA") that is reclassified to income upon completion of sale. The CTA adjustment was previously factored into the 2013 asset held for sale impairment and therefore the income statement effect of recognizing this deferred loss has already been recognized in our 2013 consolidated income statement.